UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT



   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


         Date of Report (Date of earliest event reported) April 15, 2004




                          PENTHOUSE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

       FLORIDA                                            65-1158257
(State of incorporation)                       (IRS Employer Identification No.)



              2200 S.W. 10TH STREET, DEERFIELD BEACH, FLORIDA 33442
                    (Address of principal executive offices)

                                 (954) 363-4400
                         (Registrant's telephone number)


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ITEM 5.           OTHER EVENTS

BANKRUPTCY PROCEEDINGS

We are an entertainment company with concentrations in publishing, licensing, real estate and digital commerce. We are structured as a holding company with assets consisting primarily of controlling interests in four distinct operating subsidiaries: General Media, Inc. ("General Media") acquired in November 2002, Internet Billing Company LLC ("iBill") acquired in March 2004 and two real estate holding subsidiaries, PH Realty Associates LLC ("PH Realty") acquired in February 2004, and Del Sol Investments LLC ("Del Sol") acquired in January 2004.

Historically our revenues have been derived principally from the PENTHOUSETM related publishing activities conducted by our 99.5% owned subsidiary General Media and its subsidiaries.

General Media failed to make a required principal payment in the amount of $1.3 million that was due on June 29, 2003 and an additional $1.45 million interest payment that was due on June 30, 2003 on its approximately $40.0 million outstanding principal amount of 15% Series C senior secured notes due March 29, 2004 issued by General Media (the "Senior Secured Notes"). On July 8, 2003, the trustee under the indenture governing the issuance of the Senior Secured Notes issued a notice of event of default and the Senior Secured Notes became callable.

We entered into negotiations with the then holders of a majority of the principal amount of the Senior Secured Notes. When such negotiations failed, on August 12, 2003, General Media and eight of its direct and indirect subsidiaries, General Media Art Holding, Inc., General Media Communications, Inc., General Media Entertainment, Inc., General Media (UK), Ltd., GMCI Internet Operations, Inc., General Media On-Line Ventures, Ltd., Penthouse Images
Acquisitions, Ltd. and Pure Entertainment Telecommunications, Inc. (collectively, the "Debtors"), filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). As a result of the filing, no principal or interest payments have been or will be made on the Senior Secured Notes or other indebtedness incurred by the Debtors prior to August 12, 2003, until a plan of reorganization defining the payment terms has been approved by the Bankruptcy Court.

Penthouse International, Inc. did not file for protection under the Bankruptcy Code and its activities, as well as the activities of our iBill and real estate subsidiaries, are not subject to the jurisdiction of the Bankruptcy Court. The Debtors are managing their properties and operating their businesses as "debtors-in-possession" subject to the jurisdiction, supervision and orders of the Bankruptcy Court (Case No. 03-15078) and in accordance with Sections 1107(a) and 1108 of the Bankruptcy Code. As debtors-in-possession, General Media and the other Debtors are authorized to operate their businesses, but may not engage in transactions outside the ordinary course of business without the approval of the Bankruptcy Court.

On December 22, 2003, the Debtors filed a Joint Plan of Reorganization (the "December 2003 Plan") and the related disclosure statement. The December Plan was the result of negotiation between the Debtors, NAFT Ventures I LLC ("NAFT"), the lender under the Debtors' current DIP Facility, and three other parties who collectively hold approximately 89% of the principal amount of the outstanding Senior Secured Notes, and the official committee of unsecured credits appointed in the Debtor's bankruptcy case (the "Creditors' Committee").

Under the December 2003 Plan, the Senior Secured Noteholders would have exchanged their Senior Secured Notes for 100% of General Media's new common stock, plus new term loan notes of up to $27.0 million. The creditors' committee also supported the December Plan, pursuant to which the general unsecured creditors (holding claims aggregating between approximately $10.0 to12.0 million) would recover a total of $5.0 million, payable $2.0 million in cash and $3.0 million principal amount of the new term loan notes. No recovery was allotted for holders of General Media's preferred or common share equity under the December 2003 Plan. If the December 2003 Plan had been confirmed according to its terms, Penthouse International, Inc. (which acquired control of the equity of General Media in November 2002), as the 99.5% equity holder of General Media, would have lost our entire equity interest in General Media, which would have had severe negative consequences for us and our shareholders.


On March 3, 2004, the Debtors filed a First Amended Joint Plan of Reorganization (the "First Amended Plan"), which was the result of negotiation between the Debtors, Dr. Luis Enrique Fernando Molina and Post Advisory Group, LLC ("Post"), a prospective senior secured lender to provide exit financing for the Debtors upon


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confirmation  of the First Amended Plan.  Under the proposed First Amended Plan, all holders of Senior Secured Notes would be paid in full in cash (inclusive of accrued and unpaid interest), and all unsecured creditors would be paid in full in cash the face amount of their allowed claims. Under the First Amended Plan, the outstanding $14.0 million stated amount of General Media preferred stock (issued in connection with a 2002 refinancing of the Senior Secured Notes) would have been reinstated under General Media's articles of incorporation. As a result, holders of the General Media preferred stock would be entitled to redeem the stated value of such securities in 2006 only out of available surplus, if any, of General Media and lose their right to elect directors of General Media. Under the First Amended Plan, the old common shares would have been cancelled and new shares representing 100% of the reorganized equity of General Media would have been issued to Penthouse International, Inc. in exchange for capital contribution of approximately $38 million.

The holders of 75% of the outstanding General Media preferred stock, who are also holders of approximately 89% of the General Media Senior Secured Notes, informally objected to the Debtors First Amended Plan, and on March 11, 2004, filed their own Plan of Reorganization (the "Bell Plan") with the Bankruptcy Court. Under its terms, if the Bell Plan were confirmed by the Bankruptcy Court, Penthouse International, Inc. would lose its entire equity stake in General Media, which would have had severe negative consequences for our company and its stockholders.

On March 31, 2004, Dr. Luis Enrique Fernando Molina (the trustee of our principal shareholder), our company, NAFT (the holder of General Media's DIP Financing facility) and the three holders of 75% of the outstanding shares of General Media Series A preferred stock, who also hold approximately 89% of the outstanding principal amount of General Media Senior Secured Notes (collectively, the "Majority General Media Preferred Stockholders") entered into a preferred stock purchase agreement. On April 15, 2004, Dr. Molina consummated the transactions under such agreement by purchasing all of the approximately $10.25 million face amount of General Media Series A preferred stock owned by the Majority General Media Preferred Stockholders. The consideration was paid in the form of Dr. Molina's 8% increasing rate $10.25 million promissory notes due as to principal on March 31, 2008. Interest under such notes (the "Molina Notes") is payable quarterly at the rate of 8% per annum until March 31, 2006, 9% per annum for the 12 months ending March 31, 2007 and 10% per annum thereafter. After the March 31, 2008 maturity date, interest on any unpaid amount is at the rate of 15% per annum. The Molina Notes are secured by the unconditional guaranty of our company and The Molina Vector Investment Trust (a family trust in which Dr. Molina is the sole voting trustee), and by a pledge by The Molina Vector Investment Trust of approximately 90% of the outstanding shares of our Series C Preferred Stock. Such shares of Series C Preferred Stock, issued in January 2004 in exchange for the equity in the entity owning the Ixapa-Zijuatanejo, Mexico real estate, have a stated liquidation value of $105.0 million, are convertible into our common stock at a price of $3.00, subject to an automatic anti-dilution adjustment to $0.11 per share which was triggered by the issuance of the previously disclosed Laurus Notes (as reported on the Form 8-K filed with the SEC on February 27, 2004) and have the power to elect a majority of the members of our board of directors.

Under the terms of the March 31, 2004 agreement, the Majority General Media Preferred Stockholders agreed to withdraw the Bell Plan and support the Debtors' First Amended Plan, as further amended; provided, that if the Debtors are, for any reason, unable to obtain final confirmation of the First Amended Plan, as amended, by August 6, 2004, then NAFT and the Majority General Media Preferred Stockholders (in their capacity as holders of 89% of the Senior Secured Notes) could repurchase the shares of General Media preferred stock sold to Dr. Molina by causing Dr. Molina to pay $2.0 million in cash in exchange for cancellation of the Molina Note. In addition, the Majority General Media Preferred Stockholders could then file their own plan of reorganization or otherwise seek to effect a sale of the assets of the Debtors under Section 363 of the Bankruptcy Act.

On April  21,  2004,  the  Debtors  filed  their  Second  Amended  Plan with the
Bankruptcy   Court.   Under  the  proposed   Second  Amended  Plan,  upon  final
confirmation:

     o all administrative and priority claims will be paid in full in cash on the effective date;

     o the claims of all holders of Senior Secured Notes will be paid in full in cash on the effective date, together with accrued and unpaid default interest and fees;

     o all allowed unsecured creditor claims (estimated at approximately $10.0 to $12.0 million) will be paid in full in cash at confirmation, without interest;

     o all outstanding General Media preferred stock (having a stated value of approximately $14.0 million) will be extinguished; and

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     o    the existing  common stock of General  Media will be cancelled and new shares representing 100% of the common stock of reorganized General Media will be issued to our company.

It is anticipated that the Debtors' Second Amended Plan, will be financed through a minimum of $30.0 million senior secured debt facility to be provided to the Debtors by Post and the balance (estimated at approximately $38 million) through capital contributions provided to the Debtors by our company. Our source of financing will be loans and equity to be provided by Dr. Molina and others.

The proposed $30.0 million Post senior secured credit facility for the Debtors would be secured by a first priority lien on all of the assets of the Debtors and its subsidiaries. In accordance with a March 2, 2004 financing commitment from Post, indebtedness under this $30.0 million facility would be evidenced by notes of General Media and its subsidiaries that would mature on June 1, 2010 and pay an annualized rate of interest of 14%, provided, that such rate would increase to 16% in the event that the earnings before interest, taxes, depreciation and amortization of General Media and its subsidiaries is less than $2,000,000 for the three-month period ending immediately prior to the delivery of the proceeds.

On March 2, 2004, we received a commitment from Dr. Molina to provide financing in an amount that, together with the proceeds of the Post debt financing(s) or other related "exit financing" for the Debtors, would be sufficient to fully fund the Debtors' Second Amended Plan. Under the terms of his commitment, the initial $10.0 million invested in our company would be provided in consideration for newly designated shares of our 12% convertible preferred stock, convertible into common stock at $0.11 per share. The new series of preferred stock would, together with our Series C Preferred Stock owned by the Molina Vector Trust, have the power to elect a majority of the members of our board of directors. The balance of the financing to be provided would be evidenced by our 13% notes due 2012. Such proposed notes would pay interest only for three years, payable at our option either in cash or accrue, and be amortized as to principal after three years in 20 quarterly installments of principal, plus accrued interest until maturity. Our 13% notes payable to Dr. Molina or his affiliates would be guaranteed by our Del Sol Investments LLC and Del Sol Investments SA de CV subsidiaries and secured by (i) a pledge of the capital stock of such subsidiaries and our equity in General Media, and (ii) a mortgage on the property owned by our Del Sol subsidiaries; in each case, subordinated to the prior liens held by Post or other providers of exit financing.

Upon confirmation of the Debtors' Second Amended Plan, as amended, we intend that General Media will enter into a long-term employment agreement with Robert
C. Guccione under which he will continue to serve as Chairman of General Media and Editor-in-Chief of all PENTHOUSE publications. In addition, subject only to our obligations to the holders of our $24.0 million mortgage note on the property, Mr. Guccione will continue to occupy the townhouse located at 14-16 East 67th Street, New York, New York under a lifetime lease at an annual rental of $1.00 per annum.

As at the date of this Form 10-K, a hearing on confirmation of the Debtors' Second Amended Plan, has been tentatively scheduled for June 2004. There can be no assurance that:

     o we and the Debtors will be able to obtain financing from Post, Dr. Molina or any other third parties in an aggregate amount sufficient to fund the Debtors' proposed Second Amended Plan, as amended; or

     o the Bankruptcy Court will issue a final order confirming a plan of reorganization.

RECENT FINANCING

In April 2004, we sold 10,090,158 shares of our common stock for $1.2 million ($0.11 per share) to Western Pacific Investment Corp. and its affiliates, a private family investment group located in California. In a related transaction, The Molina Vector Investment Trust sold an aggregate of 2,424,242 shares of its common stock to certain of the purchasers for $6,061. Neither Western Pacific nor any of their affiliates have had any prior association with our company prior to such investment. We made this issuance in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act.

DELAY IN FILING OUR FORM 10-K

Our Form 10-K Annual Report for the fiscal year ended December 31, 2003 (the "2003 Form 10-K") was due to be filed with the Securities and Exchange Commission on or before April 15, 2004. For the reasons outlined below, we

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were unable to make such filing on a timely basis and presently  anticipate that our 2003 Form 10-K will be filed on or before May 15, 2003. We were unable to timely file the 2003 Form 10-K for the following reasons:

     o As reported in our Form 8-K and Form 8-K/A filed on April 6, 2004 and April 8, 2004, respectively, we only engaged Stonefield Josephson, Inc. as our new auditors as of April 2, 2004. Although an account manager at such firm, through a prior affiliation, is familiar with the accounts of our General Media subsidiary, such firm was unable to complete the audit and all necessary procedures by April 15, 2004; and

     o As disclosed in our Form 10-Q filing for the nine months ended September 30, 2003 and in the Form 8-K filings subsequent thereto, since November 2003 and through the first three and one-half months of 2004 we have effected a number of significant transactions, including a change of control, a significant acquisition and private financings. All of these items need to be reviewed by our new auditors and properly disclosed in a "subsequent events" footnote in the footnotes to our audited consolidated financial statements as at December 31, 2003 and for the fiscal year then ended.

In addition to the foregoing, as a result of our recent acquisition of iBill, in anticipation of confirming a satisfactory plan of reorganization for General Media and subsidiaries, and in order to be in compliance with the Sarbanes-Oxley Act of 2002 (including the rules issued by the Securities and Exchange
Commission thereunder), we are seeking to expand our board of directors to obtain the services of qualified independent individuals to constitute a majority of our board of directors. In such connection, we are also seeking to engage the services of additional senior executive officers, including a qualified Chief Financial Officer, establish a code of ethics for this person and our other senior executive officers, and appoint an audit committee consisting solely of independent members of our board of directors. These efforts are ongoing, and we hope to have achieved substantially all, if not all, of our efforts to reorganize our corporate infrastructure in time to make appropriate disclosures in our 2003 Form 10-K, when filed with the Securities and Exchange Commission.

As a result of our inability to timely file our 2003 Form 10-K, our common stock, which trades on the National Association of Securities Dealers over-the-counter bulletin board (the "OTC-BB") under the symbol "PHSL," will have an "E" designation added to such symbol. In addition, the OTC-BB has the right to delist our shares from trading on the OTC-BB as a result of our inability to timely file our 2003 Form 10-K, and if we do not file our 2003 Form 10-K within the near future, it may be anticipated that our shares will be delisted from trading. Such delisting would constitute a default under certain agreements we have entered into and could materially and adversely affect our business and future prospects, including our future ability to raise capital.

ITEM 7.           EXHIBITS

EXHIBITS - THE FOLLOWING DOCUMENTS ARE ATTACHED AS EXHIBITS TO THIS REPORT ON FORM 8-K:

         99.1 Subscription agreement, dated as of April 13, 2004 between Penthouse International, Inc. and Western Pacific Investment Corp.

         99.2 Common Stock purchase agreement, dated as of April 13, 2004 between The Molina Vector Investment Trust and Western Pacific Investment Corp.

         99.3 Preferred Stock Purchase Agreement, dated as of March 31, 2004, among PET Capital Partners, LLC, Absolute Return Europe Fund, Susan Devine, NAFT Ventures I, LLC, Dr. Luis Enrique Molina Galeana, The Molina Vector Investment Trust and Penthouse International, Inc.



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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                       PENTHOUSE INTERNATIONAL, INC.



                                       By:      /s/ Claude Bertin
                                                --------------------------------
                                                Claude Bertin
                                                Executive Vice President

April 21, 2004